    As filed with the Securities and Exchange Commission on December 4, 2002

                                     Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                       -----------------------------------
                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                             13-2592361
(State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                    70 Pine Street, New York, New York 10270
          (Address, including zip code, of principal executive offices)

     American International Group, Inc. Executive Deferred Compensation Plan American International Group, Inc. Supplemental Incentive Savings Plan
                            (Full title of the plans)

                               Kathleen E. Shannon
                            Vice President, Secretary
                           and Deputy General Counsel
                                 70 Pine Street
                            New York, New York 10270
                                 (212) 770-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                 -----------------------------------------------

                                                                               Proposed
                                                              Proposed          maximum
                                                               maximum         aggregate       Amount of
        Title of securities              Amount to be      offering price   offering price    registration
        to be registered(1)             registered (2)      per unit (2)          (2)          fee (2)(3)
        -------------------             --------------      ------------          ---          ----------
Deferred Compensation Obligations        $500,000,000           100%         $500,000,000       $46,000

1. The Deferred Compensation Obligations are unsecured obligations of American International Group, Inc. to pay deferred compensation in the future in accordance with the terms of the American International Group, Inc. Executive Deferred Compensation Plan and the American International Group, Inc. Supplemental Incentive Savings Plan.


2.    Estimated solely for purposes of calculating the registration fee.


3. The registration fee is fully offset by $917,500 paid by the registrant under Registration Statement No. 333-69546, which was initially filed with the Securities and Exchange Commission on September 18, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents have been filed by American International Group, Inc., ("AIG") with the Securities and Exchange Commission (the "Commission") (File No. 1-8787) and are incorporated herein by reference:

      (a) AIG's Annual Report on Form 10-K for the year ended December 31, 2001; and

      (b) AIG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

      All documents filed by AIG after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES

  THE AMERICAN INTERNATIONAL GROUP, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

      GENERAL

      The purpose of the American International Group, Inc. Executive Deferred Compensation Plan (the "Executive Plan") is to attract and retain eligible employees by providing them with the opportunity to defer a specified portion of their annual compensation. The Executive Plan will be effective as of January 1, 2003.

      PARTICIPATION

      Any employee of AIG or its subsidiaries whose compensation (including wages, salary and overtime pay, contributions to any employee benefit plans maintained by AIG under Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), deferrals to the Executive Plan and any other non-qualified deferred compensation plan (all of the above, collectively, the "Base Compensation"), commissions and cash bonuses, but excluding any severance or termination pay, fringe benefits (cash and non-cash), gains from stock option exercises and expense allowances) equals or exceeds $200,000 in a calendar year may elect to participate in the Executive Plan in the following year. If the amount of employee's compensation decreases to an amount that is less than $200,000 in any calendar year, such employee will not be eligible to participate in the Executive Plan in the following year.

      DEFERRED COMPENSATION

      For a calendar year, an eligible employee may elect to defer: (i) up to 50% of the portion of employee's Base Compensation that exceeds $200,000, and
(ii) up to 100% of employee's annual cash bonuses and commissions, provided that for the first plan year beginning January 1, 2003, eligible bonuses will be those paid for performance in 2003 and thereafter. However, the aggregate amount of the deferral may not exceed $300,000 in any calendar year. Each election must be made in writing and will be subject to the rules established by the Retirement Board of AIG or its respective delegate or designee (collectively, the "Committee"). Unless otherwise determined by the Committee, each election is irrevocable.

      An eligible employee who has elected to participate in the Executive Plan (a "participant") may suspend any deferrals previously elected in the event of unanticipated financial emergency caused by an event beyond the participant's control that would result in severe financial hardship. Deferrals will also be automatically suspended if a disability results in a participant's unpaid or partially-paid leave of absence. In the case of an unanticipated financial emergency or a disability, the participant may not make any further deferrals during the current year, but may be eligible to make deferrals in subsequent years.

      DEEMED INVESTMENTS

      The Committee may designate one or more hypothetical investments or investment funds or vehicles, including mutual funds, money market accounts or funds, and debt and equity securities, including equity securities of AIG or its affiliates, (the "Deemed Investments"). The Deemed Investments will be credited to the participant's bookkeeping account established and maintained by AIG reflecting such participant's interest under the Executive Plan (the "Account"). If the Committee designates more than one Deemed Investment, a participant may make an investment preference election with respect to amounts credited to his or her Account. The Committee may permit a participant to change such election prospectively and may impose a limit on the number of times a participant may transfer in and out of any Deemed Investment during any 12-month period. If a participant does not make a timely investment preference election, amounts credited to the participant's Account will be deemed invested in an interest-bearing Deemed Investment, as designated by the Committee. Earnings on any amounts deemed invested in any Deemed Investment will be deemed reinvested in such investment. AIG is not obligated to actually invest the deferred amounts in the underlying investment product or security and if AIG does invest in the underlying product or security, the participants will have no interest in, or right to, that product or security.

      ACCOUNTS

      An Account will be maintained for each participant. A participant's Account will be credited with the amount of compensation deferred as of the date(s) payment would otherwise have been made to the participant and will be debited with the amount of any distributions. Each month, the participant's Account will be credited or debited with the notional gains and losses at the same time and in the same manner as if such Account were actually invested in the Deemed Investments. Any earnings credited under the Deemed Investment (such as interest, dividends and distributions) will be deemed to be reinvested in that Deemed Investment, unless the Committee determines otherwise.

      DISTRIBUTIONS

      All distributions will be made in cash. The distribution of the value of a participant's Account will be made or commence as soon as practicable following the participant's termination of employment.

      If the participant terminates employment prior to attainment of age of 60, the distribution will be made in a lump sum. If, however, the participant terminates employment on or after reaching the age of 60, then the distribution will be made in (i) a lump sum payable at any time within ten (10) years after termination, (ii) one hundred twenty (120) equal monthly installments, or (iii) sixty (60) equal monthly installments. If, however, the participant terminates employment with AIG and within one (1) year accepts employment with a company that the Committee determines, in its discretion, competes with AIG or any of its affiliates in any of its or their businesses, then notwithstanding any prior election the distribution will be made in a lump sum. A participant must make an irrevocable election as to the manner of payout at least two years prior to such termination and, in the absence of such an election, will receive a lump sum payment.

      Upon application by the participant and a finding by the Committee that a participant has suffered an unforeseeable financial emergency caused by an event beyond the participant's control, the Committee may distribute to the participant a cash lump sum to meet the immediate financial need that is not reasonably available from other sources to the participant.

      A participant's designated beneficiary under the Executive Plan will receive a death benefit, equal to the balance of the participant's Account, if the participant dies before he or she has received a complete distribution of such Account. The death benefit will be payable in a lump sum payment as soon as practicable after the participant's death.

      The Committee may determine that any distribution will be paid in installments over a period not to exceed one hundred twenty (120) monthly installments instead of a lump sum.

      The full payment of a participant's Account under the provisions of the Executive Plan will completely discharge all obligations to the participant and his or her designated beneficiaries under the Executive Plan.

      CHANGE IN CONTROL

      In the event of merger, consolidation, mandatory share exchange or other similar business combination of AIG with or into other entity or any transaction in which another person or entity acquires all of the issued and outstanding common stock of AIG, par value $2.50 per share ("Common Stock") or all or substantially all of the assets of AIG (a "Change in Control"), the Executive Plan will be deemed to have terminated. However, if AIG has, no later than three days before such Change in Control, placed assets in an irrevocable trust (or in a trust that will become irrevocable upon such Change in Control) pursuant to one or more trust agreements between AIG and an independent trustee in an amount equal to not less than one hundred percent (100%) of the aggregate value of all Accounts the Executive Plan will not terminate.

      In the event the Executive Plan terminates because of a Change in Control, the value of each participant's Account will be distributed to the participant in a cash lump sum as soon as practicable after (but in no event later than five
(5) days after) such termination.

      In the event of a Change in Control where the Executive Plan does not terminate, the Executive Plan will continue in full force and effect, except that AIG will not be permitted to take any action that would materially diminish the rights of the participants.

      CLAIMS PROCEDURE

      If any participant or beneficiary under the Executive Plan believes that he or she has not received the timely payment of benefits due under the Executive Plan, such participant or beneficiary may make a written claim to the Committee or to a person designated by the Committee. If the claim is denied, the Committee must generally notify the participant or beneficiary in writing within 90 days after receipt of the claim of the reasons for denial and the steps to be taken if the participant wishes to submit a claim for review. The participant may, within 60 days after the receipt of such notification, make a written request for a full review of the claim and its denial by the Committee. A decision on review will generally be made by the Committee within 60 days after the receipt of the request for review and will set forth the specific reasons for the decision.

      DISTRIBUTION IN THE EVENT OF TAXATION

      If all or any portion of a participant's benefit under the Executive Plan becomes taxable to the participant prior to receipt, the participant may petition the Committee for the distribution of the taxable amount. If granted, such tax liability distribution will reduce the benefits to be paid under the Executive Plan.

      ADMINISTRATION

      The Executive Plan is administered by the Committee. The Committee has full and complete authority (i) to construe, interpret and implement the Executive Plan, (ii) to prescribe, amend and rescind rules relating to the Executive Plan, (iii) to make all determinations necessary or advisable in administering the Executive Plan, and (iv) to correct any defect, supply any omission and reconcile any inconsistence in the Executive Plan. The Committee's decisions on such matters are final and conclusive and binding on all persons. The Committee may delegate to designated persons, employees of AIG or to third parties the authority to administer the Executive Plan.

      AIG will pay all reasonable expenses of administering the Executive Plan, including, but not limited to, the payment of professional and expert fees.

      NONASSIGNABILITY

      No amounts payable to the participant under the Executive Plan may be commuted, sold, assigned, transferred, pledged, anticipated, mortgaged or otherwise encumbered, transferred, hypothecated, alienated or conveyed, whether by operation of law or otherwise, or be subject to seizure, attachment, garnishment or sequestration by third parties, prior to actual payment, except that AIG will have the right to reduce the amount of payment to be made to the participant (or the participant's beneficiary) to the extent of participant's indebtedness to AIG at the time such amounts are payable.

      WITHHOLDING TAXES

      The participant's employer will withhold from any payments made to a participant under the Executive Plan or from such participant's other compensation all applicable taxes required to be withheld by the employer in connection with such payments. The Committee may reduce the amount of the participant's deferral for the purpose of complying with applicable withholding requirements.

      AMENDMENT AND TERMINATION

      The Executive Plan (or any portion thereof) may be amended or altered by the Board of Directors of AIG in any respect, but no such amendment or alteration may materially diminish the rights of a participant or his or her beneficiary, without the participant's or his or her beneficiary's consent. The Board of Directors of AIG may terminate the Executive Plan (or any portion thereof) at any time and distribute the value of each participant's Account to the participant or to his or her beneficiary in a cash lump sum.

      UNFUNDED PLAN

      The Executive Plan is unfunded. Consequently, any deferred compensation under the Executive Plan is part of AIG's general funds, subject to all of the risks of AIG's business, and may be deposited, invested, or expended in any matter whatsoever by AIG. AIG is not required by the Executive Plan to purchase assets or place assets or otherwise to segregate any assets for the purpose of satisfying any obligations under the Executive Plan. Participants and beneficiaries will have no rights under the Executive Plan other than as unsecured general creditors of AIG.

      NO RIGHT OF EMPLOYMENT

      Nothing contained in the Executive Plan will be construed as creating any contract of employment or conferring upon the participant any right to continue in the employ or other service of AIG or its subsidiaries or limit in any way the right of AIG or its subsidiaries to change such participant's other compensation or other benefits or to terminate the employment or other service of such participant with or without cause.

   THE AMERICAN INTERNATIONAL GROUP, INC. SUPPLEMENTAL INCENTIVE SAVINGS PLAN

      GENERAL

      The purpose of the American International Group, Inc. Supplemental Incentive Savings Plan (the "Supplemental Plan") is to provide deferred compensation for a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of AIG. The Supplemental Plan will be effective as of January 1, 2003.

      PARTICIPATION

      The Retirement Board of AIG (the "Retirement Board") approves the management and highly compensated employees of AIG who are eligible to participate in the Supplemental Plan. Employees are eligible to participate in the Supplemental Plan if: (i) they are a highly compensated employee under AIG's Incentive Savings Plan (the "Base Plan"), (ii) they have elected to make the maximum amount of deferrals under the Base Plan, and (iii) they are excluded from making supplemental elective deferrals under the Base Plan. If an eligible employee who has elected to participate in the Supplemental Plan (a "Supplemental Plan participant") becomes ineligible to participate in the Supplemental Plan during the plan year, he or she may continue deferrals until the end of the plan year, but may not make a new deferral election for a subsequent plan year unless and until he or she becomes eligible to participate in the Supplemental Plan in that plan year.

      DEFERRED COMPENSATION

      For each plan year, an eligible employee may elect to defer a portion of his or her annual W-2 income, including wages, salary and overtime pay, contributions to any employee benefit plan maintained by AIG under Sections 125 or 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and deferrals to the Supplemental Plan and any other non-qualified deferred compensation plan up to an amount equal to (i) the amount of elective deferrals permitted under Section 402(g) of the Code, less (ii) the maximum amount that the employee may defer under the Base Plan.

      DEFERRAL ELECTIONS

      An eligible employee may elect to defer compensation under the Supplemental Plan for the plan year during the enrollment period established by the Retirement Board for such plan year. The rate of deferral made for a plan year will be irrevocable.

      DEFERRAL ACCOUNTS

      Compensation deferred pursuant to the Supplemental Plan is credited to the Supplemental Plan participant's account maintained by AIG (the "Supplemental Account"). Each Supplemental Plan participant's deferred compensation will be indexed to one or more investment benchmarks chosen by each Supplemental Plan participant. The Supplemental Account will be credited with amounts of investment earnings or debited with amounts of investment losses that correspond to the total investment return earned by the investment benchmark. Supplemental Plan participants may revise their benchmark election by notifying the Retirement Board, but the Retirement Board may prevent the proposed revisions and may impose a limit on the number of times a Supplemental Plan participant may transfer in and out of any investment benchmark during any 12-month period. AIG will not be required under the Supplemental Plan to purchase any applicable investment benchmark and, if AIG does invest in the underlying benchmark, the Supplemental Plan participant will not have any interest in, or right to, that underlying benchmark. A Supplemental Plan participant will be fully vested in the value of his or her Supplemental Account at all times.

      DISTRIBUTIONS

      All distributions will be made in cash. The distribution of the value of a Supplemental Plan participant's Supplemental Account will be made or commence as soon as practicable following the participant's termination of employment or any month following the Supplemental Plan participant's retirement, pursuant to his or her prior distribution election. All distributions to the Supplemental Plan participant will be completed within ten (10) years of his or her retirement.

      If the Supplemental Plan participant terminates employment prior to attainment of age of 60, the distribution will be made in a lump sum. If, however, the Supplemental Plan participant terminates employment on or after reaching the age of 60, then the distribution will be made in (i) a lump sum payable at any time within ten (10) years after termination or (ii) any number of equal monthly installment payments, not to exceed one hundred twenty (120). If, however, a Supplemental Plan participant terminates employment with AIG and within one (1) year of such termination accepts employment with a company that the Retirement Board determines, in its discretion, competes with AIG or any of its affiliates or subsidiaries in any of its or their businesses, then notwithstanding any prior election such distribution will be made in a lump sum. A Supplemental Plan participant must make an irrevocable election as to the manner of payout at least two years prior to such termination and, in the absence of such an election, will receive a lump sum payment. The Retirement Board, in its discretion, may determine that any distribution will not be paid in a lump sum, but instead will be paid in installments over a period not to exceed one hundred twenty (120) monthly installments.

      A Supplemental Plan participant's designated beneficiary under the Supplemental Plan will receive a death benefit, equal to the balance of such participant's Supplemental Account, if such participant dies before he or she has received a complete distribution of such Supplemental Account. The death benefit will be payable in a lump sum payment as soon as practicable after the Supplemental Plan participant's death.

      The full payment of a Supplemental Plan participant's Supplemental Account under the provisions of the Supplemental Plan will completely discharge all obligations to the Supplemental Plan participant and his or her designated beneficiaries under the Supplemental Plan.

      CLAIMS PROCEDURE

      If any Supplemental Plan participant or beneficiary under the Supplemental Plan believes that he or she has not received the timely payment of benefits due under the Supplemental Plan, such participant or beneficiary may make a written claim to the Retirement Board or to a person designated by the Retirement Board. If the claim is denied, the Retirement Board must generally notify the Supplemental Plan participant or beneficiary in writing within 90 days after receipt of the claim of the reasons for denial and steps to be taken if such participant wishes to submit a claim for review. The Supplemental Plan participant may, within 60 days after the receipt of such notification, make a written request for a full review of the claim and its denial by the Retirement Board. A decision on review will generally be made by the Retirement Board within 60 days after the receipt of the request for review and will set forth the specific reasons for decision.

      ADMINISTRATION

      The Supplemental Plan is administered by the Retirement Board appointed by the Board of Directors of AIG or its designee. The Retirement Board has the full and complete authority to interpret the Supplemental Plan, establish rules for carrying out the Supplemental Plan, and decide all questions relating to the eligibility of employees to become participants in the Supplemental Plan.

      NONALIENATION OF BENEFITS

      Benefits payable to the Supplemental Plan participant under the Supplemental Plan are not subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, except that AIG will have the right to reduce the amount of payment to be made to the Supplemental Plan participant (or his or her beneficiary) to the extent of such participant's indebtedness to AIG at the time such amounts are payable. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy on any right to benefits under the Supplemental Plan will be void.

      WITHHOLDING TAXES

      AIG will withhold from the Supplemental Plan participant's non-deferred compensation the participant's share of FICA and other employment taxes in respect of deferred amounts for each plan year.

      AMENDMENT AND TERMINATION

      AIG may amend the Supplemental Plan at any time, but no amount credited to a Supplemental Plan participant's Supplemental Account at the time of amendment may be reduced without the Supplemental Plan participant's written consent.

      AIG may terminate the Supplemental Plan at any time in whole or in part. In the event of termination, AIG, at its option, will distribute such amount to the Supplemental Plan participant either in a lump sum in cash or in installments over a period of up to ten (10) years.

      UNFUNDED PLAN

      The Supplemental Plan is an unfunded deferred compensation arrangement for eligible employees. Consequently, any deferred compensation under the Supplemental Plan is part of AIG's general funds. Supplemental Plan participants and beneficiaries have no rights under the Supplemental Plan other than as unsecured general creditors of AIG.

      NO GUARANTEE OF EMPLOYMENT

      Nothing contained in the Supplemental Plan will be construed as a contract of employment between AIG or its affiliates or subsidiaries and any Supplemental Plan participant, or as a right of any Supplemental Plan participant to be continued in the employment of AIG or its affiliates or subsidiaries, or as a limitation of the right of AIG or its affiliates or subsidiaries to discharge any Supplemental Plan participant with or without cause.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

      The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules of AIG included in its Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference, are so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The validity of the Deferred Compensation Obligations to be offered and sold pursuant to the Executive Plan and Supplemental Plan will be passed upon by Kathleen E. Shannon, Esq., Vice President and Deputy General Counsel of AIG. Ms. Shannon is employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG's Common Stock, and currently beneficially owns less than 1% of the outstanding shares of Common Stock.

      Opinions that confirm the compliance, in all material respects, of the provisions of the Executive Plan and the Supplemental Plan with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended, will be passed upon for AIG by Sullivan & Cromwell, New York, New

York. Partners of Sullivan & Cromwell involved in the representation of AIG beneficially own approximately 7,865 shares of AIG's Common Stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's by-laws contains a similar provision.

      The amended and restated certificate of incorporation also provides that a director will not be personally liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

      The Executive Plan provides that neither any member of the committee established under the Executive Plan nor any other person participating in the determination of any question under the Executive Plan, or in the interpretation, administration or application of the Executive Plan shall have any liability to any party for any action taken or not taken in good faith under the Executive Plan. The Executive Plan also provides that members of the committee and any person serving in the capacity of plan administrator shall be indemnified and held harmless by AIG against any and all claims, losses, damages or expenses arising from any action or failure to act with respect to the Executive Plan, except in the case of willful misconduct.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8. EXHIBITS

      The exhibits are listed in the exhibit index.

ITEM 9. UNDERTAKINGS

      AIG hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a) (1)(i) and (a) (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the
            Securities Act of 1933, each filing of AIG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AIG pursuant to the foregoing provisions, or otherwise, AIG has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG of expenses incurred or paid by a director, officer or controlling person of AIG in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIG will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 29th day of November, 2002.

                                 AMERICAN INTERNATIONAL GROUP, INC.


                                 By: /s/ M.R. Greenberg
                                     -------------------------------------------
                                     Name: M.R. Greenberg
                                     Title: Chairman and Chief Executive Officer


      KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                          DATE
                                  Chairman, Chief Executive Officer and
/s/ M.R. Greenberg                Director (Principal Executive Officer)    November 29, 2002
-----------------------------
      (M.R. Greenberg)

                                     Executive Vice President, Chief
                                      Financial Officer and Director
/s/ Howard I. Smith                   (Principal Financial Officer)         November 29, 2002
-----------------------------
      (Howard I. Smith)


                                      Vice President and Comptroller
/s/ Michael J. Castelli               (Principal Accounting Officer)        November 29, 2002
-----------------------------
    (Michael J. Castelli)


/s/ M. Bernard Aidinoff                          Director                   November 29, 2002
-----------------------------
    (M. Bernard Aidinoff)

          SIGNATURE                               TITLE                          DATE
/s/ Eli Broad                                    Director                   November 29, 2002
-----------------------------
         (Eli Broad)


/s/ Pei-Yuan Chia                                Director                   November 29, 2002
-----------------------------
       (Pei-yuan Chia)


/s/ Marshall A. Cohen                            Director                   November 29, 2002
-----------------------------
     (Marshall A. Cohen)


/s/ Barber B. Conable, Jr.                       Director                   November 29, 2002
-----------------------------
  (Barber B. Conable, Jr.)


/s/ Martin S. Feldstein                          Director                   November 29, 2002
-----------------------------
    (Martin S. Feldstein)


/s/ Ellen V. Futter                              Director                   November 13, 2002
-----------------------------
      (Ellen V. Futter)


/s/ Carla Hills                                  Director                   November 29, 2002
-----------------------------
      (Carla A. Hills)


/s/ Frank J. Hoenemeyer                          Director                   November 29, 2002
-----------------------------
    (Frank J. Hoenemeyer)


                                                 Director
-----------------------------
   (Richard C. Holbrooke)


/s/ Edward E. Matthews                           Director                   November 29, 2002
-----------------------------
    (Edward E. Matthews)


/s/ Martin J. Sullivan                           Director                   November 29, 2002
-----------------------------
    (Martin J. Sullivan)


/s/ Thomas R. Tizzio                             Director                   November 29, 2002
-----------------------------
     (Thomas R. Tizzio)


/s/ Edmund S.W. Tse                              Director                   November 29, 2002
-----------------------------
      (Edmund S.W. Tse)

          SIGNATURE                               TITLE                          DATE
/s/ Jay S. Wintrob                               Director                   November 29, 2002
-----------------------------
      (Jay S. Wintrob)


/s/ Frank G. Wisner                              Director                   November 29, 2002
-----------------------------
      (Frank G. Wisner)


/s/ Frank G. Zarb                                Director                   November 29, 2002
-----------------------------
       (Frank G. Zarb)

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER                      DESCRIPTION                              LOCATION
 ------                      -----------                              --------
   4       Instruments defining rights of security holders

           (a)  American International Group, Inc.
           Executive Deferred Compensation Plan.............    Filed as exhibit hereto.

           (b)  American International Group, Inc.
           Supplemental Incentive Savings Plan .............    Filed as exhibit hereto.

  5.1      Opinion of Kathleen E. Shannon re validity.......    Filed as exhibit hereto.

  5.2      Opinion of Sullivan & Cromwell re compliance of
           American International Group, Inc. Executive
           Deferred Compensation Plan with ERISA............    Filed as exhibit hereto.

  5.3      Opinion of Sullivan & Cromwell re compliance of
           American International Group, Inc. Supplemental
           Incentive Savings Plan with ERISA................    Filed as exhibit hereto.

   15      Letter re unaudited interim financial
           information......................................    Not applicable.

   23      Consents of experts and counsel

           (a) PricewaterhouseCoopers LLP...................    Filed as exhibit hereto.

           (b) Kathleen E. Shannon, Esq.....................    Included in Exhibit 5.1.

           (c) Sullivan & Cromwell..........................    Included in Exhibit 5.2 and Exhibit 5.3.

   24      Power of Attorney................................    Included in signature pages.